Exhibit 99.1

BIMINI CAPITAL MANAGEMENT CLASS A COMMON STOCK
NOW QUOTED ON THE OTC BULLETIN BOARD

VERO BEACH, FL (August 22, 2008) — Bimini Capital Management, Inc. (OTCBB: BMNM) (“Bimini Capital” or the “Company”), a real estate investment trust (“REIT”), today announced that its Class A Common Stock, par value $0.001, has been added to the list of securities eligible to be quoted on the OTC Bulletin Board effective as of August 18, 2008.  The Company’s ticker symbol remains “BMNM.”

About Bimini Capital Management
Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).  Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:	Robert E. Cauley
President & Chief Executive Officer
(772) 231-1400
HU	www.biminicapital.com